Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-198307, 333-213130, 333-227305, 333-234622, 333-249616 and 333-249617 on Form S-8 and Registration Statement Nos. 333-223856, 333-223857, 333-228770, 333-229609, 333-232163, 333-234869, 333-235970, 333-237142, 333-249178, 333-249386, 333-253646, 333-255165, 333-256304, 333-257412 and 333-261888 on Form S-3 of our report dated March 2, 2020, relating to the financial statements of Sorrento Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Diego, California

March 11, 2022